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                                    Exhibit 1

                            Agreement of Joint Filing


         Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                          TYCO INTERNATIONAL LTD.


                          By:  /s/ Mark H. Swartz
                               ----------------------------------------
                               Name:  Mark H. Swartz
                               Title: Executive Vice President, Chief
                                      Financial Officer


                          UNITED STATES SURGICAL CORPORATION


                          By:  /S/ Mark H. Swartz
                               ----------------------------------------
                               Name: Mark H. Swartz
                               Title:Vice President



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